UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2012

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 1, 2012, we entered into a supplemental agreement (the “Agreement”) with Société Générale, as COFACE Agent under our COFACE Facility Agreement dated October 4, 2010 (the “Credit Facility”), to amend and restate the Credit Facility.

The Credit Facility, as amended by the Agreement, authorizes us to fund and operate a subsidiary, Aireon LLC, for the purpose of establishing our recently announced space-based Automatic Dependent Surveillance-Broadcast business, which we expect to operate as a hosted payload on our next-generation satellite constellation, Iridium NEXT. Specifically, the amended Credit Facility excludes Aireon from the group of companies (us and our material subsidiaries) that are obligors under the Credit Facility and from our consolidated financial results for purposes of calculating compliance with the financial covenants. The amended Credit Facility allows us to make our planned $12.5 million investment in Aireon, the equity injection of up to $10 million worth of airtime credits permitted by Aireon’s previously disclosed Products and Services Agreement with Harris Corporation on June 19, 2012, if needed, and an additional investment of up to $15 million raised from an issuance of our common equity, though we have no plans to make such additional investment at this time. The amended Credit Facility requires us to use any net distributions from Aireon to repay the debt under the Credit Facility and to give the lenders a security interest in our ownership interest in Aireon.

The amended Credit Facility also includes revised financial covenant levels to reflect changes in timing of expected receipts of cashflows from secondary payloads and other changing business conditions and revised launch and backup launch requirements to permit the amendment to our launch services agreement with Space Exploration Technologies Corp. (“SpaceX”) described below. Also, the Agreement requires us to raise convertible preferred or common equity by April 30, 2013 in an amount approximately equal to any unexercised portion of the warrants to purchase our common stock at a price of $7.00 per share, which expire in February 2013.

On August 1, 2012, we entered into an amendment (the “SpaceX Amendment”) to our Contract for Launch Services No. IS-10-008 between Iridium Satellite LLC and SpaceX, dated March 19, 2010 (the “Launch Services Agreement”). The SpaceX Amendment reduces the number of firm launches we will purchase under the Launch Services Agreement from eight to seven and increases the number of satellites per launch from nine to ten. As a result of these changes, the SpaceX Amendment reduces the total price of the Launch Services Agreement for the firm launches by approximately $39 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date:	August 1, 2012	By:	/s/ Thomas J. Fitzpatrick
			Name:	Thomas J. Fitzpatrick
			Title:	Chief Financial Officer